EX-33.12
(logo) LNR
Partners, LLC


Certification Regarding Compliance with Applicable Servicing Criteria


1. LNR Partners, LLC. (the "Asserting Party") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2013 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report, include commercial mortgage-asset-backed securities transactions for which the Asserting Party served as special servicer, and that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Platform");

2. The Asserting Party has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities, and the Asserting Party elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;

3. Except as set forth in paragraph 4 below, the Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to the Asserting Party based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. The Asserting Party has complied, in all material respects, with the applicable servicing criteria as of December 31, 2013 and for the Reporting Period with respect to the Platform taken as a whole;

6. The Asserting Party has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2013 and for the Reporting Period with respect to the Platform taken as a whole;

7. The Asserting Party has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2013 and for the Reporting Period with respect to the Platform taken as a whole; and

8. Deloitte & Touche LLP, a registered public accounting firm, has issued an attestation report on the Asserting Party's assessment of compliance with the applicable servicing criteria for the Reporting Period.


February 28, 2014

LNR Partners, LLC


By: /s/ Job Warshaw
Name:  Job Warshaw
Title: President


1601 Washington Avenue * Suite 700 * Miami Beach, Florida 33139-3164
Telephone: (305) 695-5600 * Fax: (305) 695-5601


(page)


APPENDIX A

                                                                                                             INAPPLICABLE
                                                                          APPLICABLE                         SERVICING
                             SERVICING CRITERIA                           SERVICING CRITERIA                 CRITERIA

                                                                                                    Performed by      NOT
                                                                                 Performed          subservicer(s)    performed by
                                                                                 by                 or vendor(s)      Asserting
                                                                                 Vendor(s)          for which         Party or by
                                                                 Performed       for which          Asserting         subservicer(s)
                                                                 Directly        Asserting          Party is NOT      or vendor(s)
                                                                 by              Party is the       the               retained by
                                                                 Asserting       Responsible        Responsible       Asserting
                                                                 Party           Party              Party             Party
Reference          Criteria
                   General Servicing Considerations

                   Policies and procedures are instituted        X
                   to monitor any performance or other
                   triggers and events of default in
                   accordance with the transaction
1122(d)(1)(i)      agreements.

                   If any material servicing activities          X
                   are outsourced to third parties, policies
                   and procedures are instituted to monitor
                   the third party's performance and
                   compliance with such servicing
1122(d)(1)(ii)     activities.


                   Any requirements in the transaction                                                                X
                   agreements to maintain a back-up servicer
1122(d)(1)(iii)    for the pool assets are maintained.

                   A fidelity bond and errors and                X
                   omissions policy is in effect on the
                   party participating in the servicing
                   function throughout the reporting period
                   in the amount of coverage required by and
                   otherwise in accordance with the terms of
1122(d)(1)(iv)     the transaction agreements.

                   Cash Collection and Administration

                   Payments on pool assets are deposited         X               X
                   into the appropriate custodial bank
                   accounts and related bank clearing
                   accounts no more than two business days
                   following receipt, or such other number
                   of days specified in the transaction
1122(d)(2)(i)      agreements.

                   Disbursements made via wire transfer on       X
                   behalf of an obligor or to investor are
1122(d)(2)(ii)     made only by authorized personnel.

                   Advances of funds or guarantees               X
                   regarding collections, cash flows or
                   distributions, and any interest or other
                   fees charged for such advances, are made,
                   reviewed and approved as specified in
1122(d)(2)(iii)    the transaction agreements.

                   The related accounts for the                  X
                   transaction, such as cash reserve
                   accounts or accounts established as a
                   form of overcollateralization, are
                   separately maintained (e.g., with respect
                   to commingling of cash) as set forth in
1122(d)(2)(iv)     the transaction agreements.

                   Each custodial account is maintained at       X
                   a federally insured depository
                   institution as set forth in the
                   transaction agreements. For purposes of
                   this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a
                   foreign financial institution that meets
                   the requirements of Rule 13k-1(b)(1)
1122(d)(2)(v)      of the Securities Exchange Act.

                   Unissued checks are safeguarded so as         X
1122(d)(2)(vi)     to prevent unauthorized access.


^1 Excludes the criteria as set forth on 3(i)(C) aud 3(i)(D) which is not applicable to the Asserting Party.

^2 The processing of payments within 2 business day criteria is not applicable as the Asserting Party does not routinely accept or process payments.



(page)


                                                                                                             INAPPLICABLE
                                                                          APPLICABLE                         SERVICING
                             SERVICING CRITERIA                           SERVICING CRITERIA                 CRITERIA

                                                                                                    Performed by      NOT
                                                                                 Performed          subservicer(s)    performed by
                                                                                 by                 or vendor(s)      Asserting
                                                                                 Vendor(s)          for which         Party or by
                                                                 Performed       for which          Asserting         subservicer(s)
                                                                 Directly        Asserting          Party is NOT      or vendor(s)
                                                                 by              Party is the       the               retained by
                                                                 Asserting       Responsible        Responsible       Asserting
                                                                 Party           Party              Party             Party
Reference          Criteria
                   Reconciliations are prepared on a             X               X
                   monthly basis for all asset-backed
                   securities related bank accounts,
                   including custodial accounts and related
                   bank clearing accounts. These
                   reconciliations are (A)
                   mathematically accurate; (B) prepared
                   within 30 calendar days after the bank
                   statement cutoff date, or such other
                   number of days specified in the
                   transaction agreements; (C) reviewed
                   and approved by someone other than the
                   person who prepared the reconciliation;
                   and (D) contain explanations for
                   reconciling items. These reconciling items
                   are resolved within 90 calendar days of
                   their original identification, or such
                   other number of days specified in the
1122(d)(2)(vii)    transaction agreements.

                   Investor Remittances and Reporting

                   Reports to investors, including those         X^1                                                  X^1
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports (A) are prepared in accordance
                   with timeframes and other terms set forth
                   in the transaction agreements;
                   (B) provide information calculated in
                   accordance with the terms specified in
                   the transaction agreements;
                   (C) are filed with the Commission as
                   required by its rules and regulations; and
                   (D) agree with the investors' or trustee's
                   records as to the total unpaid principal
                   balance and number of pool assets
1122(d)(3)(i)      serviced by the Servicer.

                   Amounts due to investors are allocated                                                             X
                   and remitted in accordance with
                   timeframes, distribution priority and
                   other terms set forth in the transaction
1122(d)(3)(ii)     agreements.

                   Disbursements made to an investor are                                                              X
                   posted within two business days to the
                   Servicer's investor records, or such other
                   number of days specified in the transaction
1122(d)(3)(iii)    agreements.

                   Amounts remitted to investors per the                                                              X
                   investor reports agree with cancelled
                   checks, or other form of payment, or
1122(d)(3)(iv)     custodial bank statements.

                   Pool Asset Administration

                   Collateral or security on pool assets         X
                   is maintained as required by the
                   transaction agreements or related
1122(d)(4)(i)      mortgage loan documents.

                   Pool asset and related documents are          X
                   safeguarded as required by the
1122(d)(4)(ii)     transaction agreements

                   Any additions, removals or substitutions      X
                   to the asset pool are made, reviewed
                   and approved in accordance with
                   any conditions or requirements in the
1122(d)(4)(iii)    transaction agreements.

                   Payments on pool assets, including any        X^2
                   payoffs, made in accordance with related
                   pool asset documents are posted to the
                   Servicer's obligor records maintained no
                   more than two business days after
                   receipt, or such other number of days
                   specified in the transaction agreements,
                   and allocated to principal, interest or
                   other items (e.g., escrow) in accordance
1122(d)(4)(iv)     with the related pool asset documents.


^1 Excludes the criteria as set forth on 3(i)(C) aud 3(i)(D) which is not applicable to the Asserting Party.

^2 The processing of payments within 2 business day criteria is not applicable as the Asserting Party does not routinely accept or process payments.



(page)


                                                                                                             INAPPLICABLE
                                                                          APPLICABLE                         SERVICING
                             SERVICING CRITERIA                           SERVICING CRITERIA                 CRITERIA

                                                                                                    Performed by      NOT
                                                                                 Performed          subservicer(s)    performed by
                                                                                 by                 or vendor(s)      Asserting
                                                                                 Vendor(s)          for which         Party or by
                                                                 Performed       for which          Asserting         subservicer(s)
                                                                 Directly        Asserting          Party is NOT      or vendor(s)
                                                                 by              Party is the       the               retained by
                                                                 Asserting       Responsible        Responsible       Asserting
                                                                 Party           Party              Party             Party
Reference          Criteria
                   The Servicer's records regarding the                                                               X
                   pool assets agree with the Servicer's
                   records with respect to an obligor's
1122(d)(4)(v)      unpaid principal balance.

                   Changes with respect to the terms or          X
                   status of an obligor's pool assets
                   (e.g., loan modifications or re-agings)
                   are made, reviewed and approved by
                   authorized personnel in accordance
                   with the transaction agreements and
1122(d)(4)(vi)     related pool asset documents.

                   Loss mitigation or recovery actions           X
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted and
                   concluded in accordance with the
                   timeframes or other requirements
                   established by the transaction
1122(d)(4)(vii)    agreements.

                   Records documenting collection efforts        X
                   are maintained during the period a pool
                   asset is delinquent in accordance with
                   the transaction agreements. Such records
                   are maintained on at least a monthly
                   basis, or such other period specified in
                   the transaction agreements, and describe
                   the entity's activities in monitoring
                   delinquent pool assets including, for
                   example, phone calls, letters and payment
                   rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
1122(d)(4)(viii)   illness or unemployment).

                   Adjustments to interest rates or rates                                                             X
                   of return for pool assets with variable
                   rates are computed based on the related
1122(d)(4)(ix)     pool asset documents.

                   Regarding any funds held in trust for                                                              X
                   an obligor (such as escrow accounts): (A)
                   such funds are analyzed, in accordance
                   with the obligor's pool asset documents,
                   on at least an annual basis, or such
                   other period specified in the transaction
                   agreements;
                   (B) interest on such funds is
                   paid, or credited, to obligors in
                   accordance with applicable pool
                   asset documents and state laws; and
                   (C) such funds are returned to the obligor
                   within 30 calendar days of full repayment
                   of the related pool assets, or such
                   other number of days specified in the
1122(d)(4)(x)      transaction agreements.

                   Payments made on behalf of an obligor                                                              X
                   (such as tax or insurance payments) are
                   made on or before the related penalty or
                   expiration dates, as indicated on the
                   appropriate bills or notices for such
                   payments, provided that such support has
                   been received by the Servicer at least 30
                   calendar days prior to these dates, or
                   such other number of days specified in
1122(d)(4)(xi)     the transaction agreements.

                   Any late payment penalties in connection                                                           X
                   with any payment to be made on behalf
                   of an obligor are paid from the
                   Servicer's funds and not charged to the
                   obligor, unless the late payment was due
1122(d)(4)(xii)    to the obligor's error or omission.

                   Disbursements made on behalf of an                                                                 X
                   obligor are posted within two business
                   days to the obligor's records maintained
                   by the Servicer, or such other number of
                   days specified in the transaction
1122(d)(4)(xiii)   agreements.

                   Delinquencies, charge-offs and                                                                     X
                   uncollectible accounts are recognized and
                   recorded in accordance with the
1122(d)(4)(xiv)    transaction agreements.


^1 Excludes the criteria as set forth on 3(i)(C) aud 3(i)(D) which is not applicable to the Asserting Party.

^2 The processing of payments within 2 business day criteria is not applicable as the Asserting Party does not routinely accept or process payments.



(page)


                                                                                                             INAPPLICABLE
                                                                          APPLICABLE                         SERVICING
                             SERVICING CRITERIA                           SERVICING CRITERIA                 CRITERIA

                                                                                                    Performed by      NOT
                                                                                 Performed          subservicer(s)    performed by
                                                                                 by                 or vendor(s)      Asserting
                                                                                 Vendor(s)          for which         Party or by
                                                                 Performed       for which          Asserting         subservicer(s)
                                                                 Directly        Asserting          Party is NOT      or vendor(s)
                                                                 by              Party is the       the               retained by
                                                                 Asserting       Responsible        Responsible       Asserting
                                                                 Party           Party              Party             Party
Reference          Criteria
                   Any external enhancement or other                                                                  X
                   support, identified in Item
                   1114(a)(1) through (3) or Item 1115 of
                   Regulation AB, is maintained as set
1122(d)(4)(xv)     forth in the transaction agreements.



^1 Excludes the criteria as set forth on 3(i)(C) aud 3(i)(D) which is not applicable to the Asserting Party.

^2 The processing of payments within 2 business day criteria is not applicable as the Asserting Party does not routinely accept or process payments.
